Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sigma Labs, Inc.

Santa Fe, New Mexico

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated March 31, 2017, relating to the financial statements of Sigma Labs, Inc. as of and for the years ended December 31 2016 and 2015, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah

May 15, 2017